                                                                     Exhibit 2.1


                          FTMS ASSET PURCHASE AGREEMENT

                       BETWEEN SPECTROSPIN AG, FALLANDEN,

                   SWITZERLAND ("SAG"), AND BRUKER ANALYTICAL

                   SYSTEMS, INC., BILLERICA, MA, USA ("BASI")

1. AS OF JULY 1ST, 1996, BASI HEREBY ASSUME SAG'S LIABILITY, VALUED AS A US $100,000 SAG LIABILITY, FOR PROVIDING SERVICE, INCLUDING WARRANTY SERVICE, SPARE PARTS, AND UPGRADES, TO THE CUSTOMERS LISTED IN ATTACHMENT A, TO WHICH SAG HAS SOLD FOURIER TRANSFORM MASS SPECTROMETRY ("FTMS") EQUIPMENT OVER THE YEARS.

2. SAG HAS TRANSFERRED ITS REMAINING SUBUNIT AND COMPONENT FTMS INVENTORY, UNDER BASI PURCHASE ORDER BE601441, DATED APRIL 11, 1996, WITH A NEGLIGIBLE SAG BOOK VALUE, TO BASI FOR A TOTAL AMOUNT OF $100,000. THIS AMOUNT OF US $100,000 WILL BE THE FINAL AND ONLY INVOICE TO BE ISSUED BY SAG TO BASI FOR BE601441, AND ALL OTHER INVOICES FOR THIS PURCHASE ORDER NO. WILL BE CREDITED OUT BY SAG.

3. AS OF JULY 1ST, 1996, SAG HEREBY TRANSFERS AND / OR EXCLUSIVELY LICENSES TO BASI ALL ITS WORLDWIDE FTMS INTELLECTUAL PROPERTY RIGHTS, INCLUDING BUT NOT LIMITED TO FTMS INVENTIONS, PATENTS, PATENT APPLICATIONS, COPYRIGHTS, TRADEMARKS AND TRADEMARK APPLICATIONS, AND ALL FTMS KNOW-HOW, TRADE-SECRETS, TECHNICAL AND BUSINESS INFORMATION RELATING TO FTMS, VALUED AT US $100,000.

4. SAG MAKES NO WARRANTIES AND REPRESENTATIONS ABOUT USEABILITY OF INVENTORIES, UPPER LIMIT ON TRANSFERRED SERVICE LIABILITY, VALIDITY AND ENFORCEABILITY OF INTELLECTUAL PROPERTY, OR ANY OTHER WARRANTY, UNLESS EXPLICITLY STATED IN THIS AGREEMENT. BASI DOES NOT ASSUME ANY PRODUCT OR PATENT LIABILITY FOR SAG SALES, OR ANY OTHER SAG CONTRACTUAL OR OTHER LIABILITY, IF ANY, UNLESS EXPLICITLY AGREED UPON IN THIS AGREEMENT.

FOR SAG:                                             FOR BASI:

/s/  WERNER SCHITTENHELM                             /s/  JOHN WRONKA

---------------------------                          ------------------------
WERNER SCHITTENHELM, DIRECTOR                        DR. JOHN WRONKA, V.P.

                    ATTACHMENT A: LIST OF SAG FTMS CUSTOMERS

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



Institution and Address                     Installation    Spectrometer
-------------------------                   ------------    -------------
-------------------------                   ------------    -------------

Dr. Rick Willis                             11.95           BioAPEX 47E
Australian Institute of Marine Sciences                     ESI, MALDI, APCI
PMB No. 3                                                   NanoSPRAY
Townsville, M.C.                                            GC, EI/CI, SIMS
Q1d. 4810 AUSTRALIA                                         QEA, Pulsed Valves
Phone: 61 77 789 375
Fax: 61 66 625 752
EMAIL: R_WLLIS@AIMS.GOV.AU

Prof. Jon Amster                            1.96            BioAPEX 70e
University of Georgia                                       ESI and MALDI
Chemistry Department
Athens, GA 30602
Phone: 706 542-2001
Fax: 706-542-9454
EMAIL: amster@sunchem.chem.uga.edu

Prof. Terrance B. McMahon                   6.95            CMS to APEX Upgrade
Department of Chemistry
University of Waterloo
Waterloo, Ontario N2L 3G1 CANADA
Phone: 519 888 4591
Fax: 519 746 0435
EMAIL: mcmahon@watsci.uwaterloo.ca

Prof. Einar Uggerud                         6.95            BioAPEX 47e
University of Oslo                                          ESI and MALDI
Postboks 1033 Blindern                                      EI/CI
N-0315-Oslo                                                 Laser Vaporization Cluster
Norway                                                      Source
Phone: 47 22 85 55 37
Fax: 47 22 85 54 41
email: einar.uggerud@kjemi.uio.no

Prof. Roger Giese                           2.95            APEX 47e with GC/MS
Barnett Institute
Mugar Building
Northeastern University
Boston, MA 02115 USA
Phone: 617 373 3227
Fax: 617 373 8720

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


Chinese University of Hong Kong        10.94              BioAPEX 47e
Department of Chemistry                                   Electrospray Ionization
Dr. Dominic Chan                                          MALD Ionization
Shatin, New Territories
HONG KONG
Phone: 85 2 2 609 6344
Fax: 85 2 2 603 5057

University of Florida                   2.94              APEX 70e
Department of Chemistry                                   Infinity Cell
Professor John Eyler                                      EI/CI Source
Gainesville, Florida                                      Glow Discharge
USA                                                       Electrospray Ionization
Phone: 904 392-0532
Fax: 904 392-0872

Brigham Young University                1.94              APEX 47e
Department of Chemistry                                   Infinity Cell
Dr. Dave Dearden                                          EI/CI Source
Salt Lake City, Utah                                      Pulsed Valve
USA
Phone: 801 378 2355
Fax: 801 378 5474
EMAIL: deardend@chem.byu.edu

FOM-AMOLF                              11.93              APEX 70e
Atomic and Molecular Physics                              Infinity Cell
Professor Jaap Boon                                       EI/CI Source
Kruislaan 407                                             Pyrolysis Source
1098 SJ Amsterdam
THE NETHERLANDS
Phone: 31 20 608 1234
Fax: 31 20 668 4106
EMAIL: ron@kookaburra.amolf.nl

Prof. Luc VanVaeck                     92                 APEX 47e
Department of Chemistry                                   Laser MicroFocus
University of Antwerp
Universiteitsplein 1
B-2160 Wilrijk
BELGIUM
Phone:  32 3 820 2348
Fax:  32 3 820 2249


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


Agency for Defense Development              92             APEX 70e
Dept. ATRC-6-6                                             EI/CI Source
Dr. Hwang                                                  SIMS Ionization
Yuseong, Taejon                                            Excimer Laser Dissociation
THE REPUBLIC OF KOREA

University of Rome `La Sapienza'            92             APEX 47e
Institute of Pharmaceutical Chemistry                      Infinity Cell
Professor Fulvio Cacace                                    Nd:YAG Laser Desorption
Piazza Aldo Moro 5                                         EI/CI Source
00185 Rome
ITALY
Phone:  39 49 913 698
Fax:  39 49 913 888

Technical University of Berlin                             CMS 70X
Institute for Organic Chemistry                            EI/CI Source
Professor Helmut Schwarz                                   GC Interface
Strasse des 17 Juni 135                                    FAB Ionization
1000 Berlin                                                Two Pulsed Valves
GERMANY                                                    Laser Desorption
Phone:  49 30 314 23483
Fax:  49 30 314 21102

Technical University of Munich                             CMS 47X
Institute for Physical and Theoretical                     Laser Desorption
    Chemistry
Professor Vladimir Bondybey
Lichtenbergstrasse 4
8046 Garching
GERMANY
Phone:  49 89 3209 3426
Fax:  49 89 3209 3418
Email:  Dr. Gereon Niedner-
Scahttebourg, gereon@anionx.phys.
chemie.tu-muenchen.de




Miami University                               CMS 47X
Dr. Carolyn Cassady                            EI/CI Source
Dept. of Chemistry                             Pulsed Valve
112, Hughes Hall
Oxford, Ohio  45056
USA
Phone:  513 529 2494
Fax:  513 529 1667

University of Waterloo                         CMS 47X
Department of Chemistry                        Infinity Cell
Professor Terry McMahon                        Pulsed Valve
Waterloo, Ontario N2L 3G1
CANADA
Phone:  519 888 4591

University of Bielefeld                        CMS 47X
Faculty for Chemistry                          Infinity Cell
Professor H.-Fr. Gruetzmacher                  EI/CI Source
Universitaetstrasse 25                         Laser Desorption
4800 Bielefeld
GERMANY
Phone:  49 521 106 2072
Fax:  49 521 106 6146
email:  gruetzmacher@chema.uni-
            bielefeld

University of Bremen                           CMS 70
Natural Sciences II                            Laser Desorption
Prof. K.-P. Wanczek
Loebenerstrasse
2800 Bremen 33
GERMANY
Phone:  49 421 218 3402
Fax:  49 421 218 7215

University of Amsterdam                        CMS 47X
Institute for Mass Spectrometry                EI/CI Source
Professor Nico Nibbering                       FAB Ionization
Nieuwe Achtergacht 129
1018 Amsterdam
THE NETHERLANDS
Phone:  31 205 255 457
Fax:  31 205 256 971



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


Wiomi Pty. Ltd.                                  CMS 47X
Dr. D.M. Kemp                                    GC Interface
P.O. Box 3063                                    SIMS Ionization
0001 Pretoria
SOUTH AFRICA

Ecole Polytechnique                              CMS 47X
Chemistry Department                             EI/CI Source
Prof. Audier                                     Pulsed Valve
91128 Palaiseau
FRANCE
Phone:  33 1 693 34878
Fax:  33 1 693 33010

Academy of Internal Affairs                      CMS 47X
Institute of Criminalistics                      GC Interface
Mrs. Krystyna Zawalska                           FAB Ionization
Ksawerov 13                                      Laser Desorption
00-904 Warsaw
POLAND

SASOL Technology Ltd.                            CMS 47X
Instrumental Techniques                          EI/CI Source
Research & Development                           GC Interface
Dr. Abrie Augustyn                               Laser Desorption
9570 Sasolburg
SOUTH AFRICA

Technical University Darmstadt                   CMS 47
Institute for Physical Chemistry
Dr. Manfred Irion
Petersenstrasse 20
6100 Darmstadt
GERMANY
Phone:  49 61 511 65438
Fax:  49 6151 166015

Consejo Superior de Investigaciones              CMS 47
Cientificas                                      Pulsed Valve
Instituto Rocasolano
Dr. J.-L. Abboud
Serrano 119
28006 Madrid
SPAIN




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


Russian Academy of Sciences                    CMS 47
Institute of Chemical Physics
Professor V.L. Talrose
Ul. Kosygina 4
117987 Moscow GSP-1
RUSSIA

University of New South Wales                  CMS 47
School of Chemistry                            Solid Probe
Professor Gary Willett                         Nd:YAG Laser Desorption
Kensington 2033
NSW AUSTRALIA
Phone:  61 2 697 4723
Fax:  61 2 662 2835

University of Nice                             CMS 47
Laboratory for Physical Organic
    Chemistry
Dr. Jean-Francois Gal
Parc Valrose
06034 Nice Cedex
FRANCE
Phone:  33 93 529 852
Fax:  33 93 529 919

Institute of Chemical and Biological           CMS 47
   Physics
Professor E.T. Lipmaa
Lenini Priestee 10
2000001 Tallinn
ESTONIA

Institute for Catalysis                        CMS 47
Dr. S. Iwanow
Prospekt Nauki 7
630090 Novosibirsk 90
RUSSIA


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